UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ASSURANCEAMERICA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ASSURANCEAMERICA CORPORATION
RiverEdge One
Suite 600
5500 Interstate North Parkway
Atlanta, Georgia 30328
NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
TO BE HELD APRIL 27, 2006
       Notice is hereby given that the 2006 Annual Shareholders’ Meeting (the “Annual Meeting”) of AssuranceAmerica Corporation, a Nevada corporation, will be held at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, on Wednesday, April 27, 2006, at 11:00 a.m., local time, for the following purposes:

1. Election of Directors. To elect eight directors to serve until the 2007 Annual Shareholders’ Meeting and until their successors are duly elected and qualified;

2. Amendment to the certificate of incorporation to increase authorized common stock. To amend the Company’s amended and restated certificate of incorporation to increase the authorized common stock;

3. Amendment to the Company’s 2000 Stock Option Plan. To amend the Company’s 2000 Stock Option Plan to increase the shares available for option grants under such plan; and

4. Other Business. The transaction of such other business as may properly come before the Annual Meeting, including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.
      Only shareholders of record at the close of business on April 3, 2006, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
      Your vote is very important, regardless of the number of shares you own. You are encouraged to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All shareholders of record can vote by using the proxy card. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

By Order Of the Board Of Directors

/s/ Guy W. Millner Guy W. Millner Chairman	/s/ Lawrence Stumbaugh Lawrence Stumbaugh President and Chief Executive Officer
Atlanta, Georgia
April 10, 2006

ASSURANCEAMERICA CORPORATION
PROXY STATEMENT FOR 2006 ANNUAL SHAREHOLDERS’ MEETING

ASSURANCEAMERICA CORPORATION
PROXY STATEMENT FOR
2006 ANNUAL SHAREHOLDERS’ MEETING
VOTING INFORMATION
Purpose
      This Proxy Statement is being furnished to you in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the 2006 Annual Shareholders’ Meeting (the “Annual Meeting”) at which you will be asked to vote upon proposals to:

•	elect eight Directors to serve until the 2007 Annual Shareholders’ Meeting and until their successors are duly elected and qualified (see Proposal 1);

•	approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock (see Proposal 2);

•	approve an amendment to our 2000 Stock Option Plan to increase the number of shares available for grant under the plan (see Proposal 3).
      The Annual Meeting will be held at 11:00 a.m., local time, on Thursday, April 27, 2006, at our main offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 10, 2006.
Proxy Card and Revocation
      You are requested to promptly sign, date and return the accompanying proxy card to us in the enclosed envelope. Any shareholder who has delivered a proxy may revoke it at any time before it is voted by either electing to vote in person at the Annual Meeting, by giving notice of revocation in writing or by submitting to us a signed proxy bearing a later date, provided that we actually receive such notice or proxy prior to the taking of the shareholder vote at the Annual Meeting. Any notice of revocation should be sent to RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Mark H. Hain, Secretary. The shares of our common and preferred stock represented by properly executed proxies received at or before the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted “FOR” the election of each of the eight nominees for Director and “FOR” Proposals 2 and 3. As of the date of this Proxy Statement, we are unaware of any other matter to be presented at the Annual Meeting.
Who Can Vote; Voting Of Shares
      Our Board of Directors has established the close of business on April 6, 2006, as the record date (“Record Date”) for determining our shareholders entitled to notice of and to vote at the Annual Meeting. Only our shareholders of record as of the Record Date will be entitled to vote at the Annual Meeting. A plurality of votes cast at the Annual Meeting will be required to elect eight Directors to serve until the 2007 Annual Shareholders’ Meeting and until their successors are duly elected and qualified. A plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder will not be counted in computing a plurality and will have no effect on the results of the election of such nominees. The affirmative vote of a majority of our outstanding common and preferred stock present in person or represented by proxy and entitled to vote at the meeting will be required to amend our Amended Certificate of Incorporation to increase our authorized shares of common stock and to amend our 2000 Stock Option Plan. In addition, the affirmative vote of two thirds of our outstanding preferred stock present in person or represented by proxy and entitled to vote at the meeting will be required to amend our Amended Certificate of Incorporation to increase our authorized shares of common stock and to amend our 2000 Stock Option

Plan. The affirmative majority votes of our outstanding common stock and preferred stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve any other matter to properly come before the Annual Meeting.
      Under certain circumstances, brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In such cases, those shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to those matters for which the broker cannot vote. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Because Directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of Directors. In all other matters, abstentions are counted as votes against a proposal and broker non-votes are not counted.
      As of the Record Date, there were 51,767,321 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote. As of the Record Date, there were 1,266,000 shares of our Series A Convertible preferred stock (”preferred stock”) outstanding and entitled to vote at the Annual Meeting. Each share of preferred stock is entitled to ten (10) votes, representing the current number of shares of common stock into which each share of preferred stock may be converted. Holders of common stock and holders of preferred stock will vote together without regard to class on the matters to be voted upon at the Annual Meeting; however, the affirmative vote of two thirds of our outstanding preferred stock present in person or represented by proxy and entitled to vote at the meeting will be required to amend our Amended Certificate of Incorporation to increase our authorized shares of common stock and to amend our 2000 Stock Option Plan.
      The presence, in person or by proxy, of holders of 10% of the outstanding shares of our common and preferred stock entitled to vote at the Annual Meeting is necessary to constitute a quorum of the shareholders in order to take action at the Annual Meeting. For these purposes, shares of our common and preferred stock that are present, or represented by proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.
How You Can Vote
      You may vote your shares by marking the appropriate boxes on the enclosed proxy card. You must sign and return the proxy card promptly in the enclosed self-addressed envelope. Your vote is important. Even if you plan to attend the Annual Meeting in person, please return your marked proxy card promptly to ensure that your shares will be represented.
PROPOSAL 1 — ELECTION OF DIRECTORS
Number of Directors
      Our Bylaws provide that our Board of Directors will consist of not less than three directors and no more than ten directors. The number of Directors has been set at eight by the Board. Our Board of Directors currently consists of eight Directors.
Nominees
      We have selected eight nominees that we propose for election to our Board of Directors. The nominees are: John E. Cay III, Quill O. Healey, Guy W. Millner, Donald Ratajczak, John Ray, Kaaren J. Street, Lawrence (Bud) Stumbaugh, and Sam Zamarripa. Each of the nominees presently serves on our Board of Directors. It is intended that each proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees.

      Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the proxy will be voted for such other person as may be designated by the Board of Directors (or to reduce the number of persons to be elected by the number of persons unable to serve), but in no event will the proxy be voted for more than eight nominees.
Board of Directors
      The following table sets forth the names and ages as of March 23, 2006, of the current members of our Board of Directors each of whom has been nominated for reelection.

		Director
Name	Age	Since	Position

Guy W. Millner	70	2003	Chairman of the Board
Lawrence (Bud) Stumbaugh	65	2003	CEO & President
Donald Ratajczak	65	2000	Director
Quill O. Healey	65	2003	Director
John E. Cay III	60	2003	Director
Kaaren J. Street	59	2004	Director
Sam Zamarripa	53	2004	Director
John Ray	45	2005	Director
Biographies of Directors
      Guy W. Millner has served as the Chairman of the Board since June 2003. Mr. Millner served as Chairman of AA Holdings, LLC, the predecessor of the Company, from 1998 to 2003. From 1961 to 1999, Mr. Millner served as Chairman of Norrell Corporation, a leading provider of staffing and outsourcing solutions. Mr. Millner also serves on the Board of Directors of Matria Healthcare, Inc.
      Lawrence (Bud) Stumbaugh has served as our President and Chief Executive Officer and on our Board of Directors since June 2003. He served as President and Chief Executive Officer of AA Holdings, LLC from 1998 to 2003. Prior to joining AA Holdings, LLC, Mr. Stumbaugh was President and Chief Executive Officer of Lawmark International Corporation.
      Donald Ratajczak has served on our Board of Directors since 2000. Dr. Ratajczak previously served as the Chairman of our Board of Directors and our Chief Executive Officer from May 2000 to June 2003. From May 2000 to November 2000, Dr. Ratajczak also served as our President. From July 1973 to June 2000, he served as a professor and Director of Economic Forecasting Center at the J. Mack Robinson College of Business Administration at Georgia State University. Dr. Ratajczak also currently serves on the Board of Directors of the following organizations: Crown Crafts, Inc., a textile manufacturing company, Ruby Tuesday, Inc., a food service company, and Regan Holdings, an insurance marketing company. He is a consulting economist for Morgan, Keegan & Co., a broker/dealer company.
      Quill O. Healey has served on our Board of Directors since June 2003 and is Managing Partner of Healey Investments, L.P. He retired as Chairman of Marsh, USA in 2001, after serving in that capacity since 1998.
      John E. Cay III has served on our Board of Directors since June 2003. He has served as Chairman and Chief Executive Officer of Palmer & Cay, Inc., a risk management and benefits consulting firm, since 1972.
      Sam Zamarripa has served on our Board of Directors since August 2004. He is a State Senator and Mr. Zamarripa has also been a managing partner of Heritage Capital Advisors, an investment banking services firm, for the last five years. Mr. Zamarripa is a director nominee requested by the majority holder of the preferred stock.

      Kaaren J. Street has served on our Board of Directors since November 2004. She has been the President of “K” Street Associates, Inc., a business development and consulting firm since 2003. From August 2001 to August 2003, Mrs. Street served as the Associate Deputy Administrator for Entrepreneurial Development, for the U.S. Small Business Administration. Prior to 2001, Mrs. Street served as Vice-President of Enterprise Florida, Inc., a public private partnership responsible for economic development and international trade in Florida.
      John Ray has served on our Board since November 2005. For more than the last five years, he has been the President of Heritage Capital Advisors, LLC, a private equity and financial advisory firm with offices in Atlanta and Memphis. Mr. Ray is a director nominee requested by the majority holder of the preferred stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE OR DIRECTOR.
Meetings and Committees of the Board
      Our Board of Directors held four meetings during the year ended December 31, 2005. Each Director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the Committee, if any, on which such Director served. The Board of Directors has a standing Compensation Committee. The Compensation Committee is composed of Mr. Zamarripa, Chairman, and Mrs. Street. The Compensation Committee met twice in 2005. The Compensation Committee is responsible for overseeing the compensation and benefits of our management and employees and acts in accordance with a charter adopted by the Board of Directors. The Board of Directors has a standing audit committee. The audit committee is composed of Mr. Healey, Chairman and Mr. Cay. The audit committee met three times in 2005. The audit committee acts pursuant to the charter adopted by the Board of Directors, a copy of which is attached as Appendix 1 to this proxy statement. Mr. Healey is the Audit Committee financial expert as defined by SEC rules.
      Because approximately 75% of our outstanding common stock is beneficially held by two individuals, our Board of Directors feels that it is appropriate not to have to have a standing Nominating Committee. Each of the members of our Board of Directors participates in the consideration of Director nominees. The Board has not established specific, minimum qualifications for a nominee to the Board of Directors. The Board considers the personal attributes a candidate including: leadership, ethical nature, independence, interpersonal skills, contributing nature, and effectiveness. The candidates experience attributes are also considered and include: financial acumen, general business experience, industry knowledge, diversity of viewpoint, special business experience and expertise. Messrs. Healey, Cay, Ratajczak, Ray, Zamarripa, and Mrs. Kaaren J. Street are “independent directors,” as defined in Rule 4200 of the National Association of Securities Dealers, Inc., and SEC Rule 10A- 3(b) (1) (ii). Messrs. Millner and Stumbaugh serve as our Chairman and President and Chief Executive Officer, respectively. As a result, Messrs. Millner and Stumbaugh would not be considered “independent directors.” Our Board of Directors does not have a charter relating to the nomination of Directors. Our Board of Directors does not consider nominees for Director submitted by shareholders.
      Our Directors are expected to attend each annual shareholders meeting, but are not required to do so. Last year, each of our directors attended our annual shareholders meeting.
Communicating with the Board
      If you wish to communicate with our Board of Directors or any individual Director, you may send correspondence to: AssuranceAmerica Corporation, RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, Attention: Corporate Secretary. Our Corporate Secretary will submit your correspondence to the Board or the appropriate Director, as applicable.

Director Compensation
      Our Directors are granted an option to purchase 50,000 shares of our common stock (exercisable over five years at fair market value on the date of the grant) upon their initial election to the Board of Directors. Annually, each Director may choose between an award of 20,000 shares of our common stock or $2,500 per quarter. We reimburse each non-officer director for travel expenses related to attendance at Board and committee meetings.
      For the year ended December 31, 2005, Guy W. Millner and Lawrence Stumbaugh were not compensated in their capacity as Directors. Donald Ratajczak, Sam Zamarripa, and John E. Cay III each accepted a grant of 20,000 shares of our common stock in lieu of cash compensation for their service for the year ended December 31, 2005. Quill O. Healey and Kaaren J. Street elected to receive cash compensation of $10,000 (four quarters) as remuneration for their service for the year ended December 31, 2005.
PROPOSAL 2 — AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK
      In November, 2005, the Company’s Board of Directors unanimously approved, subject to shareholder approval, the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of common stock that the Company has authorized to issue from 80,000,000 shares to 120,000,000 shares. A copy of the amendment is attached as Appendix 2.
      On April 6, 2006, the Company had 51,767,321 shares of common stock outstanding and approximately 18,000,000 shares of common stock reserved for issuance in connection with the conversion of our preferred stock to common stock, and our stock option plan. The Board of Directors does not consider the number of shares of common stock currently available to be adequate for the Company’s future requirements. The Board of Directors believes that it is prudent to increase the number of authorized shares of common stock to the proposed level in order to provide a reserve of shares to be available for issuance in connection with possible future actions. The additional authorized shares of common stock would give the Company flexibility in its planning and in responding to future business developments including possible financings through the issuance of equity securities, acquisition transactions, stock splits or dividends, establishing strategic relationships with corporate partners, issuances under stock based plans and other general corporate purposes. If the additional authorized common stock is available for issuance, in appropriate circumstances, the Company may avoid the delays and expenses that would be occasioned by the necessity of obtaining shareholder approval at the time of the action and would be better positioned to engage in and consummate these actions. The Board of Directors believes that increasing the authorized common shares to 120,000,000 common shares will provide the Company with sufficient shares available for issuance for the foreseeable future.
      Under some circumstances, the issuance of additional shares of common stock could dilute the voting rights, equity, and earnings per share of existing shareholders. The proposed increase in authorized but unissued common stock could also be considered an anti-takeover measure because the additional authorized but unissued shares of common stock could be used by the Board of Directors to make a change in control of the Company more difficult. The Board of Directors purpose in recommending this proposal is not as an anti-takeover measure nor is it being advanced as part of any anti-takeover strategy; the Board of Directors purpose in recommending this proposal is described above.
      Authorized shares of the Company’s common stock may be issued by the Board of Directors from time to time without further shareholder approval, except in certain circumstances where shareholder approval is required. Except for our preferred shareholders, the Company’s shareholders have no preemptive rights to acquire additional shares of common stock; current shareholders do not have the right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interest in the Company. The issuance of any additional shares of common stock likely would dilute the voting power of the outstanding shares of common stock and reduced the portion of the dividends and liquidation proceeds payable to the holders of the Company’s outstanding common stock.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2 TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 120,000,000 SHARES.
PROPOSAL 3 — AMENDMENT TO THE COMPANY’S 2000 STOCK OPTION PLAN TO
INCREASE THE SHARES AVAILABLE FOR ISSUANCE THEREUNDER TO 7,500,000
      In November 2005, the Board of Directors unanimously approved an amendment to the Company’s 2000 Stock Option Plan (the “Plan”) to increase the shares available for issuance under the Plan from 5,000,000 shares to 7,500,000 shares, subject to shareholder approval. A copy of the amendment to the Plan, as well as the Plan, is attached as Appendix 3. The following description of the Plan is qualified in its entirety by the provisions of the Plan.
      On April 6, 2006, there were 5,080,943 shares subject to options outstanding to purchase shares of common stock of the Company. The Board of Directors believes that equity incentives are critical to attracting and retaining the best employees in its industry. The approval of this proposal will enable the Company to continue to provide such incentives. The Company believes its use of equity incentives in the employee compensation process has been a material factor in its success to date, and the Company intends to continue the appropriate use of stock options in the future to motivate individuals receiving a grant of stock options to contribute to the growth and profitability of the Company.
      The Company’s Plan provides for the grant of incentive and nonstatutory stock options. The compensation committee of the Board of Directors administers the Plan, determines the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, and other terms of each option. In certain circumstances and within stated parameters, the compensation committee may delegate certain aspects of the administration of the Plan to an employee of the Company.
      Our officers, employees, directors, consultants and other independent contractors or agents are eligible for selection by the compensation committee to participate in the Plan, provided, however, that incentive stock options may only be granted to our employees. As of April 10, 2006, the approximate number of persons in each class of participants were as follows: employees (approximately 50 persons); employee directors (one-person); nonemployee directors (six persons); and consultants or other independent contractors (one-person).
      No awards other than the options have been granted to date under the Plan. If any of the options granted under the Plan expire, terminate, or are forfeited for any reason before they have been exercised, the unused shares subject to such option will again be available for grant under the Plan.
      Our Board of Directors may amend or terminate the Plan at any time, although stockholder approval is required if required by applicable law, rule or regulation, and the consent of the optionee may be required if his or her rights with respect to outstanding options would be adversely affected by an amendment or termination. The Plan will continue in effect until June 2010 unless sooner terminated. The Plan also provides that the number of shares underlying the Plan be adjusted in the event of a change in the shares of common stock of the Company as a result of a merger, consolidation, reorganization, a stock dividend or stock split or other similar change in the capital structure and that the terms of options may also be adjusted appropriately.
      In order for the Plan to continue to provide an incentive for highly qualified individuals to serve or continue service with the Company, to more closely aligned the interests of such individuals with our stockholders, and to provide stock based compensation comparable to that offered by other similar companies, the Board believes that the number of shares of common stock authorized for issuance under the Plan should be increased as proposed.
      Our Board believes that the amendment to increase the number of shares available for issuance under the Plan are necessary in order for the Plan to continue to serve as a strong stock based incentive the for our employees and other eligible individuals now and in the future. The Plan as amended is intended to be effective as of April 27, 2006.
      The amount of compensation that would be paid pursuant to the grant of options under the Plan in the current year is not yet determinable. However, the following table sets forth the number of options that were granted in 2005 under the Plan to each of the named individuals.
New Plan Benefits
2000 Stock Option Plan, as amended

Number of
Name and Position	Shares

Lawrence Stumbaugh,	—
President & CEO
Joseph J. Skruck,	—
President of AssuranceAmerica Managing General Agency, LLC, a subsidiary of the Company
James C. Cook,	—
Senior Vice President of Corporate Development
Renée A. Pinczes,	300,000
Senior Vice President and Chief Financial Officer
David Anthony,	—
Vice President of Information Technology of AssuranceAmerica Managing General Agency, LLC, a subsidiary of the Company
All current executive officers as a group(9)	580,000
All current directors who are not executive officers as a group	—
All employees, including all current officers who are not executive officers as a group	1,794,050
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF PROPOSAL 3 TO AMEND THE COMPANY’S 2000 STOCK OPTION PLAN TO INCREASE THE SHARES AVAILABLE UNDER THE PLAN TO 7,500,000 SHARES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table provides information concerning beneficial ownership of our common stock and preferred stock as of April 6, 2006, by: (i) each shareholder that we know owns more than 5% of our outstanding common stock; (ii) each of our Named Executive Officers; (iii) each of our Directors; and (iv) all of our Directors and executive officers as a group.
      The following table lists the applicable percentage of beneficial ownership based on 51,767,321 shares of common stock outstanding as of April 6, 2006 and 1,266,000 shares of convertible preferred shares outstanding on April 6, 2006. Except where noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Number of Shares Beneficially				Percentage of
	Owned				Ownership (%)

Name of Beneficial Owner (1)	Common		Preferred		Common	Preferred

Guy W. Millner	33,534,192	(2)	—		64.8	—
Lawrence (Bud) Stumbaugh	5,089,347	(3)	—		9.8	—
Donald Ratajczak	249,500	(4)	—		0.5	—
Quill O. Healey	50,000	(5)	—		0.1	—
John E. Cay III	143,000	(6)	—		0.3	—
Kaaren J. Street	16,500	(7)	—		*	—
Sam Zamarripa	20,000		6,800	(13)	*	0.5
John Ray	1,269,231	(8)	1,092,000	(14)	2.5	86.3
Joseph J. Skruck	282,300	(9)	—		0.5	—
Renée A. Pinczes	60,000		—		0.1	—
James C. Cook	1,380,000	(11)	—		2.7	—
David Anthony	86,000	(12)	—		0.2	—
Directors & executive officers as a group (15 persons)	42,490,070		1,098,800		83.5	86.8

*	Less than 1.0%.

(1)	Except as otherwise stated, the beneficial owner’s address is RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328.

(2)	Includes indirect beneficial ownership by Mr. Millner of 2,119,500 shares of our common stock held by MI Holdings, Inc, a corporation controlled by Mr. Millner.

(3)	Includes 5,000 shares of our common stock held by Mr. Stumbaugh’s spouse as custodian for her son under the Georgia Transfers to Minors Act.

(4)	Includes options and warrants to purchase 53,000 shares of our common stock exercisable within 60 days.

(5)	Consists of an option to purchase our common stock exercisable within 60 days.

(6)	Includes an option to purchase 33,000 shares of common stock exercisable within 60 days.

(7)	Consists of an option to purchase our common stock exercisable within 60 days.

(8)	Consists of indirect beneficial ownership by Mr. Ray of 1,269,231 shares of our common stock held by Heritage Assurance Partners II, LLP, a partnership controlled by Mr. Ray.

(9)	Includes an option to purchase 270,000 shares of common stock exercisable within 60 days.

(10)	Consists of an option to purchase our common stock exercisable within 60 days.

(11)	Consists of 1,320,000 common shares owned by Thomas-Cook Holding Company, a corporation controlled by Mr. Cook, and an option to purchase 60,000 shares exercisable within 60 days.

(12)	Consists of an option to purchase our common stock exercisable within 60 days.

(13)	Consists of preferred stock owned by Mr. Zamarripa’s spouse.

(14)	According to a Schedule 13G, filed August 23, 2004, on behalf of Heritage Fund Advisors, LLC (“HFA”), Heritage Assurance Partners, L.P. (“HAP”), and John F. Ray, (the “Schedule 13G”), HFA and HAP have shared voting and dispositive power with respect to these shares and John F. Ray disclaims any beneficial ownership of such shares. According to the Schedule 13G, HAP’s address is 3353 Peachtree Road, Suite 1040, Atlanta, Georgia 30326.
EXECUTIVE COMPENSATION
      The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer, the other four most highly paid executive officers of the Company in 2005 who were executive officers at December 31, 2005 whose annual compensation exceeded $100,000 (the “Named Executive Officers”). The information presented is for the years ended December 31, 2005, 2004 and 2003.
Summary Compensation Table

					Long Term
		Annual Compensation(2)			Compensation

				Other Annual	Restricted	Securities
	Year Ended			Compensation	Stock	Underlying
Name & Principal Position (1)	December 31,	Salary ($)	Bonus ($)	(3)	Awards	Options(5)

Lawrence Stumbaugh,	2005	172,213	31,500	—	—	—
President & CEO	2004	155,683	—	16,322	—	—
	2003	175,000	—	—	—	—
Joseph J. Skruck,	2005	150,003	30,000	—		—
President of AssuranceAmerica	2004	127,231	—	—	7,995 (4)	—
Managing General Agency, LLC,	2003	105,885	10,000	—		—
a subsidiary of the Company
James C. Cook,	2005	150,002	65,000	—	—	—
Senior Vice President of	2004	76,923	—	—	—	300,000
Corporate Development	2003	—	—	—	—	—
Renée A. Pinczes,	2005	115,386	30,000	—	—	300,000
Senior Vice President and	2004	—	—	—	—	—
Chief Financial Officer	2003	—	—	—	—	—
David Anthony,	2005	126,598	23,000	—	—	—
Vice President of Information	2004	90,673	—	—	—	230,000
Technology of AssuranceAmerica	2003	—	—	—	—	—
Managing General Agency, LLC, a subsidiary of the Company

(1)	Mr. Stumbaugh was appointed President and Chief Executive Officer effective April 1, 2003. Mr. Skruck was appointed President of AssuranceAmerica Managing General Agency, LLC, effective April 1, 2003. Mrs. Pinczes was appointed Senior Vice President and Chief Financial Officer effective March 21, 2005. Mr. Hain was appointed Senior Vice President, Secretary and General Counsel on August 15, 2005.

(2)	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life insurance or other benefits that are available to all salaried employees and certain perquisites and other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus shown in the table.

(3)	Amounts shown consist of certain perquisites, none of which had a value exceeding 25% of the total value of all perquisites provided.

(4)	The fair market value of stock bonus awarded on December 31, 2004, to Mr. Skruck was $0.65 per share.

(5)	The exercise price of all option grants in 2005 and 2004 is equal to the fair market value of the common stock on the date of grant and each grant has a five-year term. The option grants will vest 20 percent on each of the first four anniversaries of the date of grant.
Option Grants in Last Fiscal Year
      The table below provides information regarding grants of stock options to the Named Executives during 2005.

% of Total
	Number of	Options Granted
	Securities	to Employees in	Exercise	Expiration
Name	Underlying Options	Fiscal Year	Price	Date

Lawrence Stumbaugh	—
Joseph J. Skruck	—
James C. Cook	—
Renée A. Pinczes	300,000	12.5%	$0.48	4/08/2010
David Anthony	—
Year-End Option Values
      None of the Named Executive Officers exercised any stock options during the year ended December 31, 2005. The following table provides information regarding the value of exercisable and unexercisable stock options held as of December 31, 2005, by each Named Executive Officer.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-Money Options at
	December 31, 2005		December 31, 2005(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Lawrence Stumbaugh	—	—	—	—
Joseph J. Skruck	270,000	180,000	$167,400	$111,600
James C. Cook	60,000	240,000	$22,200	$88,800
Renée A. Pinczes	60,000	240,000	$23,700	$94,800
David Anthony	86,000	144,000	$31,820	$53,280

(1)	The value of unexercised, in-the-money options is based on the closing price of our common stock on December 31, 2005, which was $0.87.
      On July 10, 2002, the Company entered into an employment agreement with Mr. Stumbaugh its CEO and president. The agreement is terminable upon 90 days notice by either party. In the event Mr. Stumbaugh’s employment is terminated other than for cause (as defined in the agreement), the Company will pay Mr. Stumbaugh 24 months of base salary plus his most recent bonus and reimburse him for his COBRA premiums, payable monthly. If Mr. Stumbaugh terminates his employment with the Company, the Company will pay him three months base salary and reimburse him for his COBRA premiums or three months. In the event of a termination for cause, Mr. Stumbaugh will receive no post employment compensation.
      On July 31, 2004, the Company entered into an employment agreement with Jim Cook, a Senior Vice President of the Company. The employment agreement was part of the transaction in which the Company purchased the business of Thomas Cook Holding Company Inc. The agreement had an initial term ending December 31, 2005 and automatically extends for one year periods until either party notifies the other that it does not desire to extend the contract. In the event of a termination by the Company without cause after the initial term, the Company will pay Mr. Cook six months base salary and reimburse him for his COBRA premiums during that six month period. In the event of a termination for cause or if Mr. Cook resigns, the Company has no post termination obligations to him. The payment of any post termination compensation is conditioned upon Mr. Cook’s compliance with certain protective covenants contained in the agreement.
      On March 8, 2006, the Company entered into an employment agreement with Joe Skruck. The agreement is terminable at will by either party. In the event the Company terminates Mr. Skruck’s employment without cause (as defined in the agreement) or as a result of death or disability, the Company will pay Mr. Skruck 12 months base salary and reimburse him for his COBRA premiums for up to 12 months. In addition if such termination occurs within 12 months of a change in control of the Company, all options fully vest but must be exercised within 30 days of the date of termination. The obligations to pay post termination compensation are conditioned upon Mr. Skruck’s execution of a separation and release agreement and compliance with certain restrictive covenants set forth in the agreement.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In the past, our Chairman, Mr. Millner, and our Chief Executive Officer, Mr. Stumbaugh, have loaned us approximately $6.2 million and $0.3 million, respectively. We incurred interest on the Promissory Notes to our Chairman, Mr. Millner, of $437,827 in 2005 and $518,330 in 2004. Additional payments of $1,347,561 and $700,000 for accrued and unpaid interest were made to Mr. Millner in 2005 and 2004, respectively. We made payments of accrued and unpaid interest on the Promissory Note to Mr. Stumbaugh, of $48,346 and $26,352 in 2005 and in 2004, respectively. We also made principal payments to Mr. Stumbaugh in the amount of $78,006 in 2005. Outstanding amounts under the Promissory Notes held by Messrs. Millner and Stumbaugh accrue interest at an annual rate of 8%. The Note to Mr. Stumbaugh requires annual principal payments of $100,000 beginning December, 2004; however, the December 2004 payment was deferred until 2005. The Notes to Mr. Millner require annual principal payments of the greater of $500,000 or 25% of Free Cash Flow (net income after tax plus non cash items minus working capital) on each of two notes beginning in December, 2004; the December 2004 payment was deferred until 2005. The Promissory Notes are not secured by any of our assets.
      In July 2004, we purchased substantially all of the assets of Thomas-Cook Holding Company (“TCHC”), which was controlled by James C. Cook, a Senior Vice President of the Company. Pursuant to the Agreement, as consideration for the purchased assets, we paid TCHC $462,000 in cash, issued TCHC a Promissory Note in the amount of $1,078,000, and issued TCHC 1,320,000 shares of our common stock. The principal amount of the Promissory Note is payable in three equal installments on each of August 1, 2005, August 1, 2006 and August 1, 2007. Outstanding amounts under the Promissory Note accrue interest at an annual rate of 8%. We are required to make payments of accrued and unpaid interest on outstanding amounts under the Promissory Note on a quarterly basis. We incurred $77,355 and $35,933 of interest on this Promissory Note in 2005 and 2004, respectively. We made a principal payment in the amount of $359,333 in 2005.
INDEPENDENT AUDITORS
      The Board of Directors has appointed Miller Ray Houser & Stewart LLP, our current independent auditors, to audit our financial statements for the fiscal year ending December 31, 2006. We anticipate that representatives of Miller Ray Houser & Stewart LLP will be present at the Annual Meeting. They will be able to make a statement, if desired, and to respond to questions.
      There have been no disagreements concerning any matter of accounting principle or financial statement disclosure between us and Miller Ray Houser & Stewart LLP.

Principal Accountant-Audit And Non-Audit Fees
      Aggregate fees for professional services rendered by Miller Ray Houser & Stewart LLP, our principal accountants, during the periods indicated below are as follows:

	Fiscal Year Ended	Fiscal Year Ended
	December 31, 2005	December 31, 2004

Audit Fees	$196,975	$92,002
Audit-Related Fees	0	0
Tax Fees	23,803	12,000
All Other Fees	0	0

Total	$220,778	$104,002
      Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for the fiscal years ended December 31, 2005 and December 31, 2004, for the reviews of the financial statements included in our quarterly reports on Form 10-QSB during 2005 and 2004, and for services that are normally provided by Miller Ray Houser & Stewart, LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal years.
      Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by Miller Ray Houser & Stewart, LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported under “Audit Fees,” as noted above.
      Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for Federal and State tax preparation services by Miller Ray Houser & Stewart, LLP.
      All Other Fees. No fees were billed in either of the last two fiscal years for products and services provided by Miller Ray Houser & Stewart, LLP that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees”, as noted above.
      The Audit Committee reviews and pre-approves audit and non-audit services performed by Miller Ray Houser & Stewart, LLP, our independent auditors, as well as the fee charged for such services. All of the fees described above were approved by the Audit Committee.
      The Audit Committee has considered and determined the fees charged for services other than “Audit Fees” discussed above are compatible with maintaining independence by Miller Ray Houser & Stewart, LLP. All of the audit and non-audit services provided by our independent auditors were pre-approved by the Audit Committee and the Board of Directors.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive officers and persons who own beneficially more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of such securities. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
      To the best of our knowledge, the Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with during the year ended December 31, 2005; provided, however, that (i) one Form 3 was filed late on December 12, 2005, by Mr. Ray; (ii) one Form 3 was reported late on July 19, 2005, by Mr. Hain, and (iii) one Form 4 to report the disposition of shares by gift was reported late on December 12, 2005 by Mr. Millner.

Report Of the Audit Committee
      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005.
      The purpose of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is included in this proxy statement as Appendix 1. The audit committee is comprised solely of independent directors as defined by the Rule 4200 of the National Association of Securities Dealers, Inc., and SEC Rule 10A-3(b)(1). Mr. Healey is an Audit Committee expert as defined by SEC rules.
      The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2005 with the management and Miller Ray Houser & Stewart LLP, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; in evaluating any change in the internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Miller Ray Houser & Stewart LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, and to obtain reasonable assurance about whether the financial statements are free of material misstatement.
      The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as modified or supplemented; the audit committee has also received the written disclosures and the letter from the independent accountants required by ISBS Standard Number 1 and has discussed with the independent accountants, the independent accountants’ independence.
      Based upon their review and the discussions with and representations from management and the independent auditors referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company’s annual report on form 10KSB for filing with the SEC.
      In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditors Miller Ray Houser & Stewart LLP. Pre-approval is required for all audit services, audit related services, tax services and other services.
AUDIT COMMITTEE
Quill O. Healey, Chairman
John E. Cay III
GENERAL INFORMATION
Shareholder Proposals For 2007 Annual Shareholders Meeting
      In order to be considered for inclusion in the proxy statement and form of proxy to be used in connection with our 2007 Annual Shareholders Meeting, shareholder proposals must be received by our Secretary at our principal offices, located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, no later than December 15, 2006.
      For business to be properly brought before the 2007 Annual Shareholders Meeting, a shareholder must give timely written notice of the matter to be presented at the meeting to our Secretary. To be considered timely, the Secretary must receive the notice at our principal offices located at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, not earlier than December 15, 2006, and not later than January 15, 2007. In the event our 2007 Annual Shareholders Meeting is called for a date that is not within thirty (30) calendar days of April 27, such notice must be submitted not later than the close of business on the tenth (10th) calendar day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.
      Such notice must contain a written statement of the shareholder’s proposal and of the reasons therefor, his name and address and number of shares owned, and, in the case of the nomination of a Director, nominations must contain the following information to the extent known by the notifying shareholder: (i) the name, age and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the nominee’s qualifications to serve as a Director; (iv) such other information relating to such nominee as required to be disclosed in solicitation of proxies for the election of Directors pursuant to the rules and regulations of the Securities and Exchange Commission; (v) the name and residence address of the notifying shareholder; and (vi) the number of shares owned by the notifying shareholder, and shall be accompanied by the nominee’s written consent to being named a nominee and serving as a Director if elected. A shareholder making any proposal shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended. Nominations or proposals not made in accordance with this procedure may be disregarded by the Chairman of the Annual Meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposal may be disregarded.
Form 10-KSB
      Our Annual Report on Form 10-KSB for the year ended December 31, 2005, which was filed with the SEC, is included with this Proxy Statement. Copies of exhibits and documents filed with our Annual Report or referenced in it will be furnished to shareholders of record who make a written request to us at RiverEdge One, Suite 600, 5500 Interstate Parkway North, Atlanta, Georgia 30328.
Solicitations of Proxies
      We will pay the costs of soliciting proxies. This solicitation is being made by mail, but may also be made by telephone or in person by our officers and employees. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners.
OTHER MATTERS
      Our Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our Board of Directors intends that the persons named in the proxy card will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Guy W. Millner Guy W. Millner Chairman	/s/ Lawrence Stumbaugh Lawrence Stumbaugh President and Chief Executive Officer
April 10, 2006
Whether or not you plan to attend the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before the Annual Meeting. If you are a shareholder of record and you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

Appendix 1
AUDIT COMMITTEE CHARTER
Purpose of Committee
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of AssuranceAmerica Corporation (the “Company”) is to (a) assist the Board in overseeing (i) the Company’s accounting and financial reporting practices and policies and internal controls and procedures; (ii) the integrity of the Company’s financial statements and the independent audit; (iii) the Company’s compliance with legal and regulatory requirements including, but not limited, to the Company’s Compliance Program and Standards of Business Conduct; (iv) the performance of the independent auditors (“Auditors”) and the Company’s internal audit function, if any; and (v) the Auditors’ qualifications and independence; and (b) if required, prepare an annual report for inclusion in the Company’s proxy statement, in accordance with the rules of the Securities and Exchange Commission (the “SEC”).
Committee Membership
      The Committee shall consist of two or more members of the Board, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of any exchange where the Company’s securities are traded (the “Exchange”) and the SEC. Each member shall be “financially literate” or shall become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert” as defined by the rules of the SEC. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and discloses this determination in the Company’s annual proxy statement.
      Members shall be appointed by the Board and shall serve at the pleasure of the Board for such term as the Board may determine.
Committee Structure and Operations
      The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The Committee shall meet separately at least annually with management, the head of the internal auditing department and the Auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any executive officer or employee of the Company, the Company’s outside counsel or Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Duties and Responsibilities
      To carry out its purposes, the Committee shall have the following duties and responsibilities:
      With respect to the Auditors:

1. To have the sole authority to appoint, compensate, evaluate, retain, terminate and replace the Auditors including pre-approval of all audit services and permitted non-audit services (including fees and terms) to be performed for the Company by the Auditors consistent with the requirements of the SEC, EXCHANGE, other controlling authority or any stricter standards as may be adopted by the Committee;

1-1

2. To establish hiring policies for employees or former employees of the Auditors; and

3. To obtain and review annually a formal written statement of: (a) the Auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; (b) the independence, and to discuss with the Auditors any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of the Company’s Auditors including (i) the review and evaluation of the qualifications, performance and independence of the lead partner of the Auditors; and (ii) the timing and process for implementing the rotation of the lead audit partner and the reviewing partner; (c) the fees billed for each of the following categories of services rendered by the Auditors: (i) Audit Fees; (ii) Audit-Related Fees; (iii) Tax Fees; and (iv) All Other Fees as such terms are defined pursuant to Item 9 of Schedule 14A; and (d) all (i) critical accounting policies and practices to be used; (ii) alternative treatments of financial information within accounting principles generally accepted in the United States that have been discussed with management, ramifications of the use of the alternative disclosures and treatments and the treatment preferred by the Auditors; and (iii) other material written communications with management.
      With respect to the internal auditing department:

1. To review the appointment, promotion, or dismissal of the head of the internal audit department;

2. To review the significant reports to management prepared by the internal auditing department and management’s responses thereto; and

3. To review and approve the master audit plan, including risk assessment and the discussion with the Auditors and management of the responsibilities, budget and staffing of the internal audit function.
      With respect to financial reporting practices and policies and internal controls and procedures:

1. To advise management, the internal auditing department and the Auditors that they are expected to provide the Committee with a timely analysis of significant financial reporting issues and practices or changes in such practices;

2. To receive and consider any reports or communications submitted to the Committee by the Auditors required by auditing standards generally accepted in the United States;

3. To review and discuss (i) the annual audited financial statements and the quarterly interim unaudited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Form 10-K or Form 10-Q with the SEC, (ii) any significant matters arising from any audit, including any audit problems or difficulties, any restrictions on their activities or access to requested information and any significant disagreements with management relating to the Company’s financial statements and management’s response;

4. To review and discuss (i) guidelines and policies governing the process by which management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, (ii) to discuss the Company’s major financial risk exposures and (iii) to understand the steps management has taken to monitor and control such exposures;

5. To review and discuss with management the earnings press releases including the use of non-GAAP financial measures as well as the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies; and

1-2

6. To establish procedures for the receipt, retention and treatment of complaints received by the Company from employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters
      With respect to reporting and recommendations:

1. To prepare a report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

2. To prepare and issue the evaluation required under “Performance Evaluation” below; and

3. To regularly report on its activities to the Board and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate. The report to the Board may take the form of a verbal report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.
      With respect to compliance matters:

1. To review with appropriate Company personnel the actions taken to ensure compliance with the Company’s Code of Business Conduct; and

2. To review the programs and practices of the Company designed to ensure compliance with applicable laws and regulations and to monitor the results of these compliance efforts.
      With respect to other matters:

1. To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.
Delegation to Subcommittee
      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.
Performance Evaluation
      The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation shall also recommend any improvements to the Committee’s Charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be constructed in such manner as the Committee deems appropriate.
Resources and Authority
      The Committee shall have the resources as determined by the Committee and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, accountants or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have full access to all books, records, facilities and personnel of the Company.

1-3

Appendix 2
FORM OF
CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.390 — AFTER ISSUANCE OF STOCK)
— REMIT IN DUPLICATE —
      1. The name of the Corporation is ASSURANCEAMERICA CORPORATION.
      2. The Corporation’s Amended and Restated Articles of Incorporation amended on July 2, 2003 and October 20, 2003 have been amended by deleting Article IV (a) thereof in its entirety and substituting therefor the following new Article IV(a):

(a) The Corporation shall have authority to issue One Hundred Twenty Million (120,000,000) shares of common stock (the “Common Stock”), $0.01 par value per share, all of the same class, and Five Million (5,000,000) shares of preferred stock (the “Preferred Stock”), $0.01 par value per share.
      3. Except as specifically amended herein, the Corporation’s Amended and Restated Articles of Incorporation shall remain in full force and effect.
      4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:                     votes for (     %);                     votes against (     %);                     votes abstained (     %).*
      5. Officer Signature:

Lawrence Stumbaugh, President and
Chief Executive Officer

2-1

Appendix 3
Amendment 2006-1 to the AssuranceAmerica Corporation Stock Option Plan
      1. Section 3.1 of the Stock Option Plan is deleted and the following is added to the Plan:

“Section 3.1 Number of shares. The number of shares for which Options may be granted under the Plan shall be 7,500,000. Such Shares may be authorized but unissued Shares, reacquired Shares, or any combination thereof.”
      2. All other provision of the Plan remain unchanged.
ASSURANCEAMERICA CORPORATION
STOCK OPTION PLAN
ARTICLE 1
NAME AND PURPOSE
      1.1     Name. The name of this Plan is the “AssuranceAmerica Corporation Stock Option Plan.”
      1.2     Purpose. The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by providing equity ownership opportunities to better align the interests of officers, key employees and valued directors, consultants, independent contractors and other agents with those of the Company’s stockholders. The Plan is also designed to enhance the profitability and value of the Company for the benefit of its stockholders by providing stock options to attract, retain and motivate officers, key employees and valued directors, consultants, independent contractors and other agents who make important contributions to the success of the Company.
ARTICLE 2
DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION
      2.1     General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

(a) Affiliate. A Parent or Subsidiary or any other entity designated by the Committee in which the Company owns at least a 50% interest (including, but not limited to, partnerships and joint ventures).

(b) Board. The Board of Directors of the Company.

(c) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated thereunder.

(d) Company. AssuranceAmerica Corporation, a Nevada corporation.

(e) Committee. The Board, or to the extent authorized by the Board, the Company’s Compensation Committee or its successors.

(f) Common Stock. The common stock, $.01 par value, of the Company.

(g) Consultant. Any person engaged by the Company or any Affiliate to provide consulting services to the Company or any Affiliate as an Independent Contractor and not as an Employee.

(h) Directors. A duly-elected member of the Board.

3-1

(i) Effective Date. The date that the Plan is approved by the stockholders of the Company, which must occur within 12 months after adoption by the Board. Any grants of Options prior to the approval by the stockholders of the Company shall be void if such approval is not obtained.

(j) Employee. Any individual employed by the Employer.

(k) Employer. The Company and all Affiliates.

(l) Exchange Act. The Securities Exchange Act of 1934, as amended.

(m) Fair Market Value. For so long as the Common Stock of the Company is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market systems security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (“NASD”) or if sales or bid and offer quotations are reported for the Common Stock in the automated quotation system (“NASDAQ”) operated by the NASD (“publicly traded”), “Fair Market Value” shall mean the closing price of the Common Stock as of the day in question, or if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day, as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board. If the Common Stock is no publicly traded, “Fair Market Value” means with respect to shares of Common Stock, the amount that a willing buyer would pay for such shares to a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of all relevant factors, as such amount is determined by the Board in good faith using any reasonable valuation method as of the date of any grant of an ISO (or on any other relevant valuation date specified herein).

(n) Fiscal Year. The taxable year of the Company, which ends March 31 of each year.

(o) Independent Contractor. A Person engaged to provide services to the Company or any Affiliate on an independent basis and not as an Employee.

(p) ISO. An Incentive Stock Option as defined in Section 422 of the Code.

(q) NQSO. A Non-Qualified Stock Option, which is an Option that does not meet the statutory requirements of an ISO.

(r) Option. An option to purchase Shares granted under the Plan.

(s) Option Agreement. The document which evidences the grant of an Option under the Plan and which sets forth the terms, conditions and provisions of, and restrictions relating to, such Option.

(t) Parent. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if, at the time of the grant of an Option, each of the corporations (other than the Company or a Subsidiary) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u) Participant. An Employee, Director, Consultant, Independent Contractor or other agent who is granted an Option under the Plan.

(v) Person. An individual, corporation, partnership, limited liability company, joint venture, association, syndicate, trust, unincorporated organization or other entity.

(w) Plan. The Auric Metals Corporation Stock Option Plan and all amendments and supplements to it.

(x) Shares. A share of Common Stock reserved for issuance upon the exercise of options.

3-2

(y) Subsidiary. Any corporation (other than the Company), in an unbroken chain of corporations, beginning with the Company, if, at the time of grant of an Option, each of such corporation, other than the last such corporation in the unbroken chain, owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
      2.2     Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any Option Agreement may be defined in other portions of the Plan or in such Option Agreement.
      2.3     Conflicts in Plan. In the case of any conflict in the terms of the Plan, or between the Plan and an Option Agreement, relating to an Option, the provisions in the article of the Plan which specifically grants such Option shall control those in a different article or in such Option Agreement.
ARTICLE 3
COMMON STOCK
      3.1     Numbers of Shares. The number of Shares for which Options may be granted under the Plan shall be 5,000,000. Such Shares may be authorized but unissued Shares, reacquired Shares, or any combination thereof.
      3.2     Reusage. If an Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused Shares covered by any such Option shall again be available for grant under the Plan to any Participant.
      3.3     Adjustments. If there is any change in the Common Stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out or recapitalization, or any other similar transactions, the number of Shares under the Plan or subject to or granted pursuant to an Option and the price thereof, as applicable, shall be appropriately adjusted by the Committee.
      3.4     Reorganization. If the Company is merged, consolidated or effects a share exchange with another corporation (whether or not the Company is the surviving corporation), or if substantially all of the assets or all of the shares of Common Stock are acquired by another corporation, or in the event of a separation, reorganization or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder, shall make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate capital stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the Shares, provided only that the excess of the aggregate Fair Market Value of the Shares subject to the Options immediately after such substitution over the exercise price thereof is not more than the excess of the aggregate Fair Market Value of the Shares subject to the Options immediately before such substitution over the exercise price thereof. Notwithstanding the preceding sentence, if the Company is merged, consolidated or effects a share exchange with another corporation or if substantially all of the assets or all of the shares of Common Stock of the Company are acquired by another corporation, or in the event of a separation, reorganization or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder may, upon written notice to the holder of any outstanding Option, provide that such Option must be exercised within sixty (60) days of the date of such notice or it will be terminated.
ARTICLE 4
ELIGIBILITY
      4.1     Determined By Committee. The Participants and the Options they receive under the Plan shall be determined by the Committee in its sole discretion. In making its determinations, the Committee shall

3-3

consider past, present and expected future contributions of Participants and potential Participants to the Company.
ARTICLE 5
ADMINISTRATION
      5.1     Committee. The Plan shall be administered by the Committee.
      5.2     Authority. Subject to the terms of the Plan, the Committee shall have sole discretionary authority to:

(a) determine the individuals to whom Options are granted, the type and amounts of Options to be granted and the date of issuance and duration of all such grants;

(b) determine the terms conditions and provisions of, and restrictions relating to, each Option granted;

(c) interpret and construe the Plan and all Option Agreements;

(d) prescribe, amend and rescind rules and regulations relating to the Plan;

(e) determine the content and form of all Option Agreements;

(f) determine all questions relating to Options under the Plan;

(g) maintain accounts, records and ledgers relating to Options;

(h) maintain records concerning the Committee’s decisions and proceedings;

(i) employ agents, attorneys, accountants or other Persons for such purposes as the Committee considers necessary or desirable under the Plan; and

(j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan.
      5.3     Delegation. The Committee may delegate all or any part of its authority under the Plan to any Employee or committee of Employees.
      5.4     Decisions of Committee and its Delegates. All decisions made by the Committee, or (unless the Committee has specified an appeal process to the contrary) any other Person to whom the Committee has delegated authority, pursuant to the provisions hereof shall be final and binding on all Persons.
      5.5     Indemnification of the Board and the Committee. In addition to such other rights of indemnification as they may have as Directors, the Directors and members of the Committee shall be indemnified by the Company as and to the fullest extent permitted by law, including, without limitation, indemnification against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan, or any Options granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company), or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Director or Committee member is liable for gross negligence, bad faith or affirmative misconduct in his duties.
ARTICLE 6
AMENDMENT OF PLAN
      6.1     Power of Committee. The Committee shall have the sole right and power to amend the Plan at any time and from time to time, provided, however, that the Committee may not amend the Plan without

3-4

approval of the stockholders of the Company if such stockholder approval is required under Section 422 of the Code or if directed by the Board.
ARTICLE 7
TERM AND TERMINATION OF PLAN
      7.1     Term. The Plan shall be effective as of the Effective Date. No Option shall be granted pursuant to the Plan on or after the tenth (10th) anniversary date of the adoption of the Plan by the Board, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the Option Agreement(s) covering such Options.
      7.2     Termination. Subject to Article 8 hereof, the Plan may be terminated at any time by the Committee.
ARTICLE 8
MODIFICATION OR TERMINATION OF OPTIONS
      8.1     General. Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant’s rights to or under any Option granted prior to such amendment or termination.
      8.2     Committee’s Right. Except as may be provided in an Option Agreement, any Option granted may be converted, modified, forfeited or canceled, prospectively or retroactively in whole or in part, by the Committee in its sole discretion; provided, however, that, subject to Section 8.3, no such action may impair the rights of any Participant without his or her consent. Except as may be provided in an Option Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or may accelerate the vesting of, any Option.
      8.3     Termination of Options under Certain Conditions. The Committee, in its sole discretion, may cancel any unexpired or deferred Options at any time if the Participant is not in compliance with all applicable provisions of this Plan or with any Option Agreement or if the Participant, whether or not he or she is then an Employee, Director, Consultant, Independent Contractor or other agent, acts in a manner contrary to the best interests of the Company or any Affiliate.
ARTICLE 9
OPTION AGREEMENTS; LIMITATIONS
      9.1     Grant Evidenced by Option Agreement. The grant of any Option under the Plan shall be evidenced by an Option Agreement which shall describe the Option granted and the terms and conditions thereof. The granting of any Option shall be subject to, and conditioned upon, the recipient’s execution of an Option Agreement with respect thereto. All capitalized terms used in both the Option Agreement and the Plan shall have the same meaning as in the Plan, and the Option Agreement shall be subject to all of the terms of the Plan.
      9.2     Provisions of Option Agreement. Each Option Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Option granted, which may include, without limitation, the following: description of the type of Option; the Option’s duration; its transferability; exercise price, exercise period and the Person or Persons who may exercise; the manner in which any withholding tax obligation of the Company or any Affiliate arising as the result of such exercise will be satisfied; the effect upon such Option of the Participant’s death, disability, change of duties or termination of employment; the Option’s conditions; subject to the provisions

3-5

of Article 10, when, if, and how any Option may be forfeited, converted into another Option, modified, exchanged for another Option, or replaced; and the restrictions on any Shares purchased under the Plan.
      9.3     Limitations on Right to Exercise ISO’s. No ISO may be exercised after the expiration of three (3) months after the earlier of the date the employment of an Employee terminates with the Company or the date an Employee is given written notice of his or her discharge from such employment. The expiration period described in the preceding sentence shall be waived in the event such termination occurs because of death or because of disability within the meaning of Code Section 22(e)(3) (“Disability”); provided, however, that no ISO may be exercised after the expiration of one (1) year after the earlier of the date the employment of the Employee terminates with the Company or the date the Employee is given written notice of his or her discharge from such employment because of Disability. Absence or leave approved by the Company, to the extent permitted by the applicable provisions of the Code, shall not be considered an interruption of employment for any purpose under this Plan.
      9.4     Limitations on Transfer of ISO. No ISO shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Employee to whom such ISO was granted, no ISO may be exercised or other rights or benefits claimed under the Plan by any Person other than such Employee (other than the Employee’s guardian or legal representative). After the death of such original grantee, the “holder” of the ISO shall be deemed to be the Person to whom the original grantee’s rights shall pass under the original grantee’s will or under the laws of descent and distribution. Notwithstanding the foregoing, no transfer of an ISO by will or the laws of descent or distribution will be binding on the Company unless the Board is furnished with sufficient proof establishing the validity of such transfer.
      9.5     Additional Limitations on Issuance of Shares. The transfer or issuance of Shares upon the exercise of any Option granted under the Plan will be contingent upon the advice of counsel to the Company that the Shares to be issued pursuant thereto have been duly registered or are exempt from registration under the applicable securities laws.
ARTICLE 10
SURRENDER AND REISSUANCE OF OPTIONS
      10.1     Cancellation and Reissuance of Options. With the prior written consent of any affected grantee of Options hereunder, the Committee may grant to one or more such grantees, in exchange for their surrender and the cancellation of such Options, new Options which may have different exercise prices than the exercise prices provided in the Options so surrendered and canceled and containing such other terms and conditions consistent with the Plan as the Committee may deem appropriate.
ARTICLE 11
TERMS OF OPTIONS
      11.1     Types of Options. It is intended that both ISOs and NQSOs may be granted by the Committee under the Plan.
      11.2     Option Price. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Common Stock at the time the Option is granted, (or in the case of a ten-percent-or-greater stockholder under Section 422(b)(6) of the Code, 110 percent of Fair Market Value).
      11.3     Other Requirements for ISOs. The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code or any successor statute in effect from time to time, including, without limitation the requirement that the grantee be an Employee.
      11.4     NQSOs. The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be established by the Committee, in its sole discretion, at the time of granting such NQSO.

3-6

      11.5     Determination by Committee. Except as otherwise provided in Sections 11.2 through Section 11.4, the terms of all Options shall be determined by the Committee.
ARTICLE 12
PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING
      12.1     Payment. Upon the exercise of an Option, the amount due the Company is to be paid:

(a) in cash;

(b) by the surrender of all or part of an Option (including the Option being exercised);

(c) by the tender to the Company of shares of Common Stock owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

(d) in other property, rights and credits, deemed acceptable by the Committee, including the Participant’s promissory note; or

(e) by any combination of the payment methods specified in (a) through (d) above.

Notwithstanding the foregoing, any method of payment other than in cash may be used only with the consent of the Committee or if and to the extent so provided in an Option Agreement. The proceeds of the sale of Shares purchased pursuant to an Option shall be added to the general funds of the Company or to the reacquired Shares held by the Company, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.
      12.2     Withholding. The Company may, at the time any Option is exercised, withhold from such exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such exercise of such Option. Such withholding may be satisfied, at the Company’s option, either by cash or the Company’s withholding of Shares.
ARTICLE 13
MISCELLANEOUS PROVISIONS
      13.1     Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. No provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.
      13.2     Underscored References. The underscored references contained in the Plan and in any Option Agreement are included only for convenience, and they shall not be construed as a part of the Plan or Option Agreement or in any respect affecting or modifying its provisions.
      13.3     Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Option Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.
      13.4     Governing Law. The place of administration of the Plan and each Option Agreement shall be in the State of Georgia, and this Plan and each Option Agreement shall be construed and administered in accordance with the laws of the State of Nevada, without giving effect to principles relating to conflicts of laws, including, without limitation, issues related to the validity and issuance of the Shares.

3-7

      13.5     Purchase for Investment. The Committee may require each Person purchasing the Shares pursuant to an Option to represent to and agree with the Company in writing that such Person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect the restrictions on transfer set forth in this Plan. All certificates for the Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.
      13.6     No Employment or Service Contract. Neither the adoption of the Plan nor any Option granted hereunder shall confer upon any Employee, Director, Consultant, Independent Contractor or other agent any right to continued employment with or services to the Company or any Affiliate, nor shall the Plan or any Option interfere in any way with the right of the Company or any Affiliate to terminate the employment or services of any of its Employees, Directors, Consultants, Independent Contractors or other agents at any time.
      13.7     No Effect on Other Benefits. The receipt of Options under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Company or any Affiliate under another plan or otherwise, or preclude a Participant from receiving any such benefits.
      13.8     Registration of Shares. The Committee, in its discretion, may postpone the issuance and/or delivery of the Shares issuable upon any exercise of an Option until completion of any registration, or other qualification or exemption of such Shares under applicable state and/or federal laws, rules or regulations as the Committee considers appropriate, and may require any grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
      13.9     Rights as a Stockholder. Any recipient of an Option shall have no rights as a stockholder with respect to any Shares related thereto until the issuance of a stock certificate for such Shares following the exercise of such Option. Except as otherwise provided for in Sections 3.3 and 3.4 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.
      13.10     Plan Financing. The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any grantee (including a grantee who is a Director) to purchase Shares pursuant to exercise of an Option granted hereunder on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.
      13.11     ERISA. The Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974, and the provisions of Code Section 401(a) are not applicable to the Plan.

3-8

FORM OF PROXY
ASSURANCEAMERICA CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2006 — PROXY
This Proxy is Solicited on Behalf of Our Board of Directors.
     The undersigned hereby constitutes and appoints Lawrence Stumbaugh and Mark H. Hain, and each of them, the true and lawful attorneys and proxies for the undersigned, to act and vote all of the undersigned’s capital stock of AssuranceAmerica Corporation, a Nevada corporation, at the Annual Meeting of Shareholders to be held at our executive offices at RiverEdge One, Suite 600, 5500 Interstate North Parkway, Atlanta, Georgia 30328, at 11:00 a.m. local time on Thursday, April 27, 2006, and at any and all adjournments thereof, for the purposes of considering and acting upon the matter proposed by AssuranceAmerica Corporation that is identified below. This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each of the nominees listed below and “FOR” Proposals 2 and 3.
1. ELECTION OF DIRECTORS.

Nominees: Guy W. Millner Lawrence (Bud) Stumbaugh Quill O. Healey	Donald Ratajczak John Ray John E. Cay III	Kaaren J. Street Sam Zamarripa
Check One Box

☐	FOR each of the Nominees listed above (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all Nominees listed above
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the following space provided.)

2. PROPOSAL 2- TO AMEND THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 120,000,000 SHARES
Check One Box       ☐ FOR        ☐ AGAINST        ☐ ABSTAIN
3. PROPOSAL 3- TO AMEND THE COMPANY’S 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN TO 7,500,000
Check One Box       ☐ FOR        ☐ AGAINST        ☐ ABSTAIN
In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or adjournment(s), including adjourning the Annual Meeting to permit, if necessary, further solicitation of proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to our Secretary at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by notifying our Secretary of his or her decision to terminate this proxy.
     The undersigned acknowledges receipt from us prior to the execution of this proxy of a Notice of the Annual Meeting and a Proxy Statement dated April 10, 2006.

Dated: April , 2006

Signature of Shareholder

Print Name of Shareholder

Signature of Shareholder

Print Name of Shareholder
NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.